EXHIBIT 10.13

                             DISTRIBUTION AGREEMENT


         AGREEMENT made this 22nd day of December, 1997, by and between OVATION PRODUCTS CORPORATION, a New Hampshire corporation having its principal offices at 6 Southgate Drive, Nashua, New Hampshire 03062 ("Supplier"), and Wilfred Sherman, d/b/a WMS Enterprises, with principal offices at 790 Boylston Street, Suite 11H, Boston, Massachusetts __________ ("Distributor").

         WHEREAS, Supplier is in the business of manufacturing and selling various appliances and equipment including but not limited to, an on-site waste water treatment system (all such appliances and equipment and each model thereof available or offered for sale by Supplier, as each may be modified or replaced from time to time, being referred to herein as the "Products"); and

         WHEREAS, Distributor possesses relevant market knowledge and marketing and selling experience to sell the Products; and

         WHEREAS, Supplier and Distributor have agreed that Supplier will grant to Distributor, and Distributor will accept, the rights to market and sell the Products on a non-exclusive basis under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual understandings and agreements contained herein, One Dollar, and other good and valuable consideration, the receipt and sufficiency of which is hereby severally acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Rights. Supplier hereby grants to Distributor the non-exclusive right to market and sell the Products.

         2. Term. The initial term of this Agreement shall be for a period of 60 months commencing on the first date any Product (other than a product which is subject to the terms of that certain License and License Rider executed between the parties dated August 21, 1997) has been manufactured with Underwriter Laboratories approval. Thereafter, this Agreement shall be renewed for three successive five-year periods (the initial term and each such successive term being referred to herein as a "Contract Period"), unless Distributor, in its sole discretion, reduces the term of this Agreement to the then current Contract Period by written notice to Supplier executed no less than sixty (60) days prior to the expiration of the then-current Contract Period.

         3. Prices; Shipments. The prices to be charged during the term hereof shall be negotiated from time to time, provided however that at all times Supplier shall offer Distributor a discount rate on all Products no less than the best discount then being offered to, and other terms equal to the best then being offered to, any of Supplier's customers. Supplier agrees that general increases in its prices shall be effective upon a minimum of sixty (60) days written notice to Distributor. All orders received by a Supplier for current shipment (within normal lead time) prior to the effective date of the price increase shall be at the price in effect prior to such increase.

         4. Obligations of Distributor. Distributor covenants and agrees with, and warrants to, Supplier that:

            (a) Distributor shall use reasonable efforts to market and promote the sale of the Products.

            (b) Distributor, in conjunction with Supplier, shall train its personnel in the handling, demonstration and sale of the Products, and shall provide such support to them as is necessary or appropriate to adequately support the Products.

            (c) Distributor shall maintain adequate liability insurance to cover all reasonably foreseeable events and conditions connected with the operation of its business, including but not limited to, product liability insurance, and shall name Supplier as an additional named insured on all such insurance policies.

         5. Obligations of Supplier. In consideration of the efforts to be made by Distributor in marketing the Products in the Territory, Supplier covenants and agrees with, and warrants to, Distributor that it will:

            (a) Upon the express written request of Distributor, provide Distributor (at no cost to Distributor) with such technical and other data, expertise, and other information, advertising materials, and literature relating to the Products as is necessary or advisable to allow Distributor to perform hereunder and to market the Products;

            (b) Allow personnel of Distributor to visit the plant and facilities of Supplier and its affiliated companies for the purpose of obtaining their assistance in explaining the practices and expertise of Supplier or its subsidiaries or affiliates in the use and distribution of the Products, and otherwise assist Distributor in an advisory capacity and train Distributor personnel in the use of the Products;

            (c) Make available and sell the Products to Distributor promptly upon receipt of Distributor's purchase orders therefor, and deliver or cause to be delivered the Products ordered by, or in conjunction with, Distributor at its principal office (or to such other destination as Distributor may designate from time to time) within a reasonable period of time after the date of the order;

            (d) Render such other assistance to Distributor from time to time as may reasonably be necessary or advisable; and

            (e) Use its best efforts to maintain the highest standards of quality for its Products purchased, sold and distributed by Distributor.

         6. Warranties. Distributor agrees to pass through to the ultimate consumer the Supplier's standard warranty without change or modification (which Supplier agrees will be for a period of not less than one year from the date of sale to the ultimate consumer). Such warranty shall be binding upon Supplier, provided that the Products are handled, installed and used in the manner prescribed by Supplier. Distributor may perform repairs on Products in accordance with Supplier's specifications (and Supplier shall provide Distributor with a consignment of repair and replacement parts for such purposes) or may forward any such Products to Supplier, at Supplier's expense, for repair or replacement. EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, UNDER NO CIRCUMSTANCES SHALL DISTRIBUTOR BE RESPONSIBLE FOR ANY OTHER DAMAGES, INCLUDING CONSEQUENTIAL DAMAGES, AND SUPPLIER AGREES TO INDEMNIFY AND HOLD HARMLESS THE DISTRIBUTOR FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, LOSSES, SUITS, ACTIONS, JUDGMENTS OR CAUSES OF ACTION, ASSESSMENTS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' REASONABLE FEES), ASSERTED AGAINST, RESULTING TO, IMPOSED UPON, OR INCURRED OR SUFFERED BY DISTRIBUTOR ARISING IN ANY WAY FROM ACTUAL OR ALLEGED DEFECT, BREACH OF WARRANTY OR INFRINGEMENT BY THE PRODUCTS. Notwithstanding the foregoing, Distributor shall be responsible for, and indemnify and hold harmless Supplier from and against any and all liabilities, claims, losses, suits, actions, judgments or causes of action, assessments, costs and expenses (including, without limitation, attorneys' reasonable fees), asserted against, resulting to, imposed upon, or incurred or suffered by Supplier arising in any way from any (1) failure by Distributor to perform any repairs in a manner specified by Supplier; or (ii) modification or expansion by Distributor of the Warranty set forth above.

         7. Proprietary Rights.

            (a) Supplier's Rights. Distributor hereby acknowledges and agrees that (i) Supplier's ownership of and other rights in patents and patent applications relating to the Products and agrees that it shall not have or acquire any right therein under this Agreement. Distributor further acknowledges Supplier's ownership and other rights in the trade names, trademarks and other trade designations owned by Supplier or third parties (the "Trade Designations") for the Products and acknowledges that the rights granted hereunder constitute a non-assignable, non-licensable privilege to use such Trade Designations only in a limited manner and in connection with the distribution, marketing, advertising, display and sale of the Products during the Contract Period and such additional period during which Distributor is permitted to sell the Products pursuant to Section 8(d) hereof.

            (b) Infringement of Proprietary Rights by Others. During the term of this Agreement, Supplier may proceed against infringers of the Proprietary Rights, if necessary by legal action, and seek provisional and dispositive orders whenever possible in connection with such suits. Distributor shall notify Supplier of an infringement by a third party of any of the Proprietary Rights of which Distributor actually becomes aware, and may request that Supplier proceed to take steps to end such infringement as soon as possible. If Supplier wishes to pursue such action, it will so notify Distributor within thirty (30) days of learning of the possible infringement. The expenses of such suit, including legal fees, shall be paid by Supplier. If Supplier elects not to pursue such action, or if Distributor does not receive such notice, Distributor shall have the right to proceed against the infringers at its own expense in Supplier's name, in which event it shall be entitled to collect and retain all damages awarded to it or Supplier in such action.

         (c) Defense of Infringement Claims. Supplier will defend at its own expense any suits or claims instituted against Distributor by any third person claiming that the manufacture, sale, distribution or use of the Products constitutes an infringement of patent rights or other intellectual property rights held by such third person, upon notice thereof from Distributor. Distributor may appoint its own legal counsel to represent its interest in said suit at its own expense, but such appointment shall not diminish the obligations of Supplier. In addition, Supplier will defend, indemnify and hold harmless Distributor and its officers and agents, from and against all liability of any kind, including damages, costs and expenses (including reasonable attorneys' fees and accountants' fees) incurred with respect to claims made by any third party based on any alleged infringement of patent rights or other proprietary rights of said third parties claimed to result or arise from the manufacture, sale, distribution or use of the Products.

8. Termination.

         (a) Breach. Either party may terminate this Agreement if the other party commits a material breach of this Agreement upon thirty (30) days' written notice to the other party of such breach and termination, unless such breach shall have been cured prior to the expiration of such thirty (30) days (cessation of any activity constituting a breach which is otherwise incurable shall constitute a cure for purposes of this Section 8(a)).

         (b) Bankruptcy of Distributor. If (i) Distributor ceases to function as a going concern; (ii) a petition is filed by or against Distributor for adjudication as a bankrupt under Bankruptcy Reform Act, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter 11 of said Bankruptcy Reform Act, or under any future bankruptcy act for the same or similar relief; (iii) Distributor is dissolved or any action or proceedings for the dissolution or liquidation of it is commenced in connection with the bankruptcy or other insolvency of Distributor, whether instituted by or against Distributor or for the appointment or a receive or a trustee, of all or substantially all the property of Distributor; (iv) property of Distributor is taken by any governmental or judicial officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization, or liquidation of Distributor; or (v) Distributor makes an assignment for the benefit of creditors or a composition with creditors, Supplier may in each such instance, upon thirty
(30) days' written notice to Distributor, terminate this Agreement, if such event is then continuing (provided, however, that Distributor shall have one hundred twenty (120) days to cure any such involuntary proceeding commenced against it), but such termination shall be without prejudice to the rights of the parties with respect to Products theretofore ordered by, delivered to, or arranged for by, Distributor.

         (c) Bankruptcy of Supplier. If (i) Supplier ceases to function as a going concern; (ii) a petition is filed by or against Supplier for adjudication as a bankrupt under the Bankruptcy Reform Act, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter 11 of said Bankruptcy Reform Act, or under any future bankruptcy acts of the same or similar relief; (iii) Supplier is dissolved or any action or proceedings for the dissolution or liquidation of it is commenced in connection with the bankruptcy or other insolvency of Supplier, whether instituted by or against Supplier or for the appointment or a receiver or a trustee, of all or substantially all the property of Supplier; (iv) property of Supplier is taken by any governmental or judicial officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization, or liquidation of Supplier; or (v) Supplier makes an assignment for the benefit of creditors or a composition with creditors, Distributor may in each such instance, upon thirty (30) days' written notice to Supplier, terminate this Agreement, if such event is then continuing (provided, however, that Supplier shall have one hundred twenty (120) days to cure any such involuntary proceeding commenced against it), but such termination shall be without prejudice to the rights of the parties with respect to Products theretofore ordered by, or delivered to or arranged for Distributor.

         (d) Rights to Sell-off. Notwithstanding any provision contained herein explicitly or implicitly to the contrary, upon the expiration or termination hereof for any reason, unless Supplier repurchases all Products remaining in Distributor's possession at Distributor's cost within 15 days of such termination, Distributor may sell off existing inventories of the Products on a non-exclusive basis, for a period of one hundred eighty (180) days, subject to all the other terms and conditions hereof.

         9. Status of Parties. The relationship of Distributor to Supplier shall be that of an independent contractor engaged in selling the Products to its customers. As an independent contractor, Distributor and its employees are not legal representatives of Supplier for any purpose and have no power or authority to represent, act for, bind or commit Supplier, and are agents of Supplier only to the extent specifically set forth herein. Neither the making nor performance of this Agreement shall be construed in any manner as establishing a joint venture or partnership.

         10. Miscellaneous.

            (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. If required by applicable law, Supplier and Distributor may enter into an amendment of this Agreement for the sole purpose of complying with such law.

            (b) Notice. Any notice permitted or required under this Agreement shall be deemed to be effective upon receipt of such notice shall be in writing and personally served; if mailed by registered or certified air mail, postage prepaid, return receipt requested, or if sent by international air courier, to the addresses of the parties as herein stated or to such other addresses as shall have been delivered by either party to the other in writing in accordance with this provision, and evidenced by post office or courier receipt, as the case may be, upon delivery; or upon receipt of appropriate answer back if sent by telex.

            (c) Modification. Except as otherwise provided in this Agreement, no modification or amendment hereof shall be effective unless made in writing signed by appropriate officers of the parties hereto.

            (d) Entire Agreement. This Agreement, along with any Exhibits and duly executed addenda hereto, shall be deemed to contain the entire and only agreement between the parties relating to the subject matter hereof, and any representations, terms or conditions relating hereto not incorporated herein shall not be binding upon either party. This Agreement wholly cancels, voids, and supersedes any agreement heretofore entered into between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, the parties hereby ratify and confirm the terms of that certain License Agreement and the License Rider by and between Supplier and Distributor, and nothing herein contained is intended, nor shall it be deemed or interpreted, to amend, modify or otherwise alter the terms of those agreements or the rights of the parties thereunder.

            (e) Assignment. The parties hereby acknowledge and agree that Distributor may, any time, assign its rights and obligations under the License and the License Rider to any of its affiliates or any entity under common control with Distributor.

            (f) Waiver and Remedies. No waiver by either of the parties hereto of any failure by the other party to keep or perform any covenant or condition of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other covenant or condition. Except as expressly provided to the contrary, the remedies herein provided shall be deemed cumulative, and the exercise of one shall not preclude the exercise of any other remedy nor shall the specifications of remedies herein exclude any rights or remedies at law or in equity which may be available.

            (g) Headings. The titles or headings of provisions herein are used for convenience only and shall in no way be used to construe the meaning of the provisions hereof.

            (h) Counterparts. This Agreement may be executed in any number of counterparts with the same affect as if all the signatures on such counterparts appeared in one document, and each such counterpart shall be deemed to be an original.

            (i) Laws and Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and the parties hereto hereby submit themselves to the jurisdiction of the federal and state courts located therein, and to the service of process in accordance therewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives on the date and year first above written.

OVATION PRODUCTS CORPORATION                WMS ENTERPRISES

By:  /s/ William Zebuhr                     By:  /s/ Wilfred Sherman
     ---------------------------                 -------------------
     Title  CEO                                  Title